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                                                                    Exhibit 23.1

               Consent of Independent Certified Public Accountants
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         We have issued our report dated December 5, 2003 accompanying the financial statements of LEAF Asset Management, Inc. contained in the Registration Statement on Post-Effective Amendment No. 3 to Form S-1 (File No. 333-84730) and the Prospectus, as supplemented, included as part thereof. We consent to the use of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

Cleveland, Ohio
January 26, 2004